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                                                                       EXHIBIT 2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation of our report dated March 8, 2002, on our audits of the consolidated financial statements of Intertape Polymer Group Inc. as at December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, which report is included in this Annual Report on Form 40-F.

(s) Raymond Chabot Grant Thornton

General Partnership
Chartered Accountants

Montreal, Canada
May 21, 2002

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